Exhibit 10.95
EXECUTION VERSION
RANK GROUP LIMITED
LEVEL NINE
148 QUAY STREET
PO BOX 3515
AUCKLAND, NEW ZEALAND
November 5, 2009
Beverage Packaging Holdings (Luxembourg) III S.à r.l
6C, PARC D’ACTIVITÉS SYRDALL
L-5365 MUNSBACH
GRAND DUCHY OF LUXEMBOURG
CSI and Consumer Products Transition Services
Ladies and Gentlemen:
     Reference is made to the Transition Services Agreement, dated as of December 21,2007, by and between Alcoa Inc. (“Alcoa”) and Rank Group Limited (“Rank”) (as amended from time to time, the “Transition Services Agreement”). Capitalized terms not defined in this letter agreement have the meanings given to them in the Transition Services Agreement.
     As of the date hereof, Beverage Packaging Holdings (Luxembourg) III S.à r.1.’s (“BPIII”) direct and indirect subsidiaries are engaged in the closure business (such business, the “CSI Division”) and the consumer products business (such business, the “Consumer Products Division”) (the entities within the CSI Division or within the Consumer Products Division, each a “Division”) and receive the Transition Services identified on Exhibit A hereto pursuant to the terms of the Transition Services Agreement (such Transition Services, the “Division Transition Services”). The purpose of this letter agreement is to set forth the parties’ agreement with respect to the following:
1.	Rank shall continue to purchase the Division Transition Services from Alcoa for the benefit of the relevant Division in accordance with the terms of the Transition Services Agreement for the remainder of the tenn for each Division Transition Service or until such earlier time as (i) Rank and BPIII may agree or (ii) BPIII ceases to be an affiliate of Rank, whereupon such purchase obligation shall cease.
2.	BPIII shall, or BPIII shall cause its subsidiaries in each Division to, pay to Rank, or at Rank’s direction to an affiliate of Rank, any and all fees payable by Rank or any of its affiliates pursuant to the Transition Services Agreement that are

3.	In the event of any dispute, controversy or claim (“Dispute”) arising out of or relating to Alcoa’s performance or failure to perform any Division Transition Services, BPIII shall provide Rank with prompt notice of such Dispute and Rank (or its designated affiliate) and not BPIII shall have the sole right to communicate with Alcoa with respect to the resolution of such Dispute.

4.	This letter agreement shall terminate, with respect to any entity in any Division, from and after the date on which all or a portion of the equity interests of such entity or any parent entity of such entity is issued to or sold, assigned or otherwise transferred to any person that is not controlled directly or indirectly by the Hart Group. For purposes of this letter agreement, the “Hart Group” shall mean (i) Graeme Hart, (ii) his spouse and members of his immediate family (including siblings, children, grandchildren and children and grandchildren by adoption) and (iii) in the event of incompetence or death of any of the persons described in clauses (i) and (ii) hereof, such person’s transferee by will, estate, executor, administrator, committee or other personal representative. Termination shall not relieve any entity of any obligations or liabilities accruing prior to such termination.
     This letter agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without giving effect to its principles or rules of conflict of laws, to the extent such principles or rules are not mandatorily applicable by statute and would permit or require the application of laws of any other jurisdiction) as to all matters, including matters of validity, construction, effect, performance and remedies. Each of the parties irrevocably and unconditionally submits itself and its property to the exclusive jurisdiction of the Courts of the State of New York sitting in the County of New York, the United States District Court for the Southern District of New York, and appellate courts having jurisdiction of appeals from any of the foregoing.

     Please indicate your agreement with the foregoing by signing and returning the enclosed copy of this letter agreement.

Very truly yours, Rank Group Limited
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Authorized Signatory

Accepted and Agreed: Beverage Packaging Holdings (Luxembourg) III S.à r.l
By:	/s/ Philip John Presnell West
	Name:	Philip John Presnell West
Title: Authorized Signatory
Date:

[Signature Page to Transition Services Letter Agreement between Rank Group Limited and BPIII]

EXHIBIT A
Division Transition Services
     Schedule of Alcoa TSA
1.	#1A — Global Information Technology Services North America — whole schedule 11/30/09
•	VPN Services

•	AlcoaDirect (Capping & Machinery only)

•	Base Infrastructure Charges (for sites yet to migrate)

•	Internet Users Charges

•	GDW Outbound Interface Support
2.	#10 — Alcoa Hyperion Global Reporting, Global Analytics, and Global Forecasting System (FAST) — whole schedule 11/30/09
•	Hyperion Global Planning — Financial reporting

•	Hyperion Global Planning — Financial Forecasting

•	Hyperion Global Anaiytics (GL_Hist) — Financial Reporting

•	Management and Legal Entity Reporting Adjustments

A-1